                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      AMERICAN BUSINESS INFORMATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                      AMERICAN BUSINESS INFORMATION, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 3, 1997

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of American Business Information, Inc., a Delaware corporation (the "Company"), will be held on October 3, 1997, at 10:00 a.m. local time, at the Company's principal executive offices located at 5711 South 86th Circle, Omaha, Nebraska 68127, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

  1. To consider and act upon a proposal to amend Article IV of the Company's Certificate of Incorporation, as amended, to (i) reclassify the existing Common Stock of the Company as Class B Common Stock, which is identical to the existing Common Stock except that each share will entitle its holder to ten votes, (ii) authorize a new class of common stock, designated as Class A Common Stock, with a preferential dividend right over the Class B Common Stock and one vote per share, (iii) increase the number of authorized shares of Common Stock from 75,000,000 to 295,000,000, consisting of 220,000,000 shares of Class A Common Stock and 75,000,000 shares of Class B Common Stock, and (iv) establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock.

  2. To approve the adoption of the Company's 1997 Class A Common Stock Option Plan, including the reservation thereunder of 2,000,000 shares of the Company's Class A Common Stock, contingent upon stockholder approval of Proposal No. 1.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on August 4, 1997, are entitled to receive notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope for that purpose. Stockholders attending the meeting may vote in person even if they have returned a Proxy.

                                          Sincerely,

                                          STEVEN PURCELL
                                          Secretary

Omaha, Nebraska
September 5, 1997

                      AMERICAN BUSINESS INFORMATION, INC.

                               ----------------

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of American Business Information, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders (the "Special Meeting") to be held on October 3, 1997, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company's principal executive offices located at 5711 South 86th Circle, Omaha, Nebraska 68127. The Company's telephone number is (402) 593-4500.

  These proxy solicitation materials were mailed on or about September 5, 1997, to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

  Stockholders of record at the close of business on August 4, 1997 (the "Record Date"), are entitled to receive notice of and vote at the meeting. On the Record Date, 24,384,013 shares of the Company's Common Stock, $.0025 par value, were issued and outstanding. For information regarding holders of more than five percent of the outstanding Common Stock, see "Other Information Regarding the Company--Security Ownership."

REVOCABILITY OF PROXIES

  Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date. Revocation will also occur if the individual attends the meeting and votes in person.

VOTING AND SOLICITATION

  Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. The directors and executive officers of the Company and their affiliates, as a group, owned 11,783,013 shares of the Company's Common Stock as of the Record Date (including options exercisable for Common Stock within sixty days of the Record Date), or approximately 47% of the Company's outstanding Common Stock.

  The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram. The Company has retained Georgeson & Company, Inc., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $7,000 plus reimbursement of reasonable expenses.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Stockholder proposals which are intended to be presented at the Company's 1998 Annual Meeting must be received by the Company no later than December 24, 1997 in order that they may be included in the proxy statement and form of proxy for that meeting.

                                PROPOSAL NO. 1:
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

  THIS PROXY STATEMENT CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE FORWARD LOOKING STATEMENTS REFLECT THE BEST JUDGMENT OF THE COMPANY'S MANAGEMENT BASED ON FACTORS CURRENTLY KNOWN. ACTUAL RESULTS MAY DIFFER SUBSTANTIALLY FROM THOSE DISCUSSED IN THESE FORWARD LOOKING STATEMENTS. FOR A DISCUSSION OF SOME FACTORS THAT MAY AFFECT ACTUAL RESULTS, SEE "CERTAIN POTENTIAL DISADVANTAGES OF THE RECLASSIFICATION," BELOW, AND THE DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

DESCRIPTION OF THE AMENDMENT, THE DIVIDEND AND THE PUBLIC OFFERING

  At the Special Meeting the Company's stockholders are being asked to consider and act upon a proposal to approve an amendment in the form attached hereto as Annex A (the "Amendment" or the "Reclassification") to the Company's Certificate of Incorporation, as amended, which would (i) reclassify the existing Common Stock of the Company (the "Existing Common Stock") as Class B Common Stock, (ii) authorize a new class of common stock, designated as Class A Common Stock, (iii) increase the number of authorized shares of Common Stock from seventy-five million (75,000,000) to two hundred ninety-five million (295,000,000), consisting of two hundred twenty million (220,000,000) shares of Class A Common Stock and seventy-five million (75,000,000) shares of Class B Common Stock, and (iv) establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock.

  If the Amendment is adopted by the stockholders, the Board intends to file a Certificate of Amendment to the Certificate of Incorporation of the Company in accordance with the Amendment. The Amendment will be effective immediately upon acceptance of filing by the Secretary of State of Delaware (the "Effective Date"). The Board would then be free to issue Class A Common Stock or Class B Common Stock without any further action on the part of the stockholders. Although the Board presently intends to file the Certificate of Amendment, if the Reclassification is approved by stockholders, the resolution of stockholders will reserve to the Board the right to defer or abandon the Reclassification and not file such Certificate of Amendment.

  If the Board files the Certificate of Amendment, then promptly after the Effective Date the Board presently intends to declare a stock dividend (the "Dividend") of one share of Class A Common Stock for each share of Existing Common Stock (which will then have been reclassified as Class B Common Stock) outstanding on the record date for the Dividend (the "Dividend Record Date"). The Dividend will be essentially a two-for-one stock split. Stockholder approval of the Dividend is not required by Delaware law and is not being solicited by the Proxy Statement, and there is no assurance that the Dividend will actually be effected.

  Upon effectiveness of the Amendment, each outstanding share of Existing Common Stock will automatically be converted into, and the certificate therefor will be deemed to represent, one share of Class B Common Stock. The Existing Common Stock certificates will no longer specify the correct designation. On the Effective Date, options to purchase the Company's Common Stock under the Company's 1992 Stock Option Plan will automatically become options to purchase Class B Common Stock with no adjustments to numbers of shares or purchase price. If the Company declares the Dividend, then outstanding options will become options to purchase both, but not either, one share of Class A Common Stock and one share of Class B Common Stock for each share of Class B Common Stock subject to such option prior to the Dividend, without adjustment to purchase price.

  As soon as practicable after the effectiveness of the Amendment, Norwest Bank Minnesota, N.A., the Company's transfer agent, will issue certificates representing the Class A Common Stock and will mail a letter

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

of transmittal (the "Transmittal Letter") to each record holder of Class B Common Stock on the Dividend Record Date. New certificates representing the Class B Common Stock will be issued to the record holders of Class B Common Stock who deliver properly executed Transmittal Letters accompanied by their certificates formerly representing shares of Existing Common Stock. Until certificates formerly representing shares of Existing Common Stock are delivered for exchange, such certificates will represent shares of Class B Common Stock.

  Under the provisions of the Amendment, the currently outstanding shares of Existing Common Stock would be reclassified as Class B Common Stock and would continue to have their present rights, powers and limitations except that each share of Class B Common Stock will entitle the holder thereof to ten votes on any matter submitted for stockholder vote. As more fully described below, each share of the new Class A Common Stock will be substantially identical to shares of Class B Common Stock, except that each share of Class A Common Stock will entitle the holder thereof to one vote per share on any matter submitted for a stockholder vote, and will be entitled to a dividend in preference to the Class B Common. Nothing in the Amendment entitles the Class A Common to any dividend, however, until and unless such dividend is declared by the Board, and the Board is not required to declare any dividends. As a result of the Dividend, there will be no change in the relative voting power or equity of any stockholder of the Company, including members of the family of the Company's Chairman of the Board and Chief Executive Officer, Vinod Gupta (the "Gupta Family"), because the Dividend will be made to all stockholders in proportion to the number of shares of Class B Common Stock owned on the Dividend Record Date. No reference herein to securities held or controlled by the "Gupta Family" shall be deemed an admission by any member of the Gupta Family that such member beneficially owns any of such securities individually or as part of a group for purposes of Sections 13 or 16 of the Securities Exchange Act of 1934, as amended, or for any other purposes. See "Description of Capital Stock."

  Upon completion of the Reclassification and the Dividend, the Company presently intends to conduct a public offering of its Class A Common Stock (the "Public Offering"). The Company has selected a lead underwriter for the Public Offering, and presently anticipates filing a registration statement with the Securities and Exchange Commission in connection with the Public Offering in advance of the Special Meeting. Whether the Company will actually undertake the Public Offering is contingent on, among other things, approval of the Board of Directors, market conditions, and determination as to the appropriate timing of such offering, and the Company may elect not to conduct the Public Offering at all. The proceeds from the Public Offering will be used to pay off existing bank debt and for general corporate purposes. The offering will be made only by means of a prospectus complying with the requirements of the Securities Act of 1933, as amended, and this Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Class A Common Stock. Stockholder approval of the Public Offering is not required by Delaware Law, and is not being solicited by this Proxy Statement. See "Certain Potential Benefits of the Reclassification--Increased Flexibility in Raising Working Capital and Financing Acquisitions," "Certain Potential Disadvantages of the Reclassification--Uncertain Effect on Stock Price," "-- Risks of Discounted Value of Class A Common Stock in Future Acquisitions or Financings," and "--Potential Reduced Liquidity of Class B Common Stock."

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Reclassification has been unanimously approved by the Company's Board of Directors, including by each of the directors who is neither a member of the Gupta Family nor an officer or employee of the Company. The Board believes that the Reclassification is in the best interests of the Company and its stockholders and recommends that you vote "FOR" the adoption of the Reclassification. See "The Board's Reasons for the Reclassification."

THE BOARD'S REASONS FOR THE RECLASSIFICATION

  Vinod Gupta founded the Company in 1972, and has served as Chairman of the Board since that time. Members of the Gupta Family together control approximately 38.5% of the voting power of the Company and hold options covering an additional 3.6% of the outstanding voting securities of the Company. The Board believes that the Company has enjoyed substantial success in building stockholder value in the past, in particular through strategic acquisitions of companies, assets and product lines, and that management and operating policies adopted in recent years have set the foundation for continuing to build stockholder value over the long-term. Over the past twelve months, the Company has completed five acquisitions, pursuant to which the Company has issued more than 3,600,000 shares of Common Stock (including options and warrants), and the Company has incurred approximately $64 million of bank debt to fund the approximately $80 million cash portion of such acquisitions. An additional acquisition is currently pending.

  After carefully considering the factors summarized below, the Board of Directors has come to the conclusion that continued voting strength of the Company's present stockholders, including the Gupta Family, will promote the long-term best interests of the Company and all of its stockholders. At the same time, the Board of Directors also believes that the continued success of the Company and its growth strategy requires the flexibility to issue stock to raise capital, acquire other companies, and provide effective incentive-based compensation to management and key employees without significantly diluting the voting strength of Company's existing stockholders, including the Gupta Family. The Board of Directors believes that the Reclassification would promote both objectives, without causing any disenfranchisement of existing stockholders. Further the Board of Directors believes the Reclassification is consistent with dual class capital structures which have been adopted by a number of publicly held companies.

CERTAIN POTENTIAL BENEFITS OF THE RECLASSIFICATION

  After careful consideration, the Board has identified the following potential benefits of the Reclassification for the Company and its stockholders:

  NO DISENFRANCHISEMENT OF EXISTING STOCKHOLDERS. The Board believes that the Reclassification is preferable to other dual class structures because it will not reduce the voting power of existing stockholders. In particular, because each holder of a share of Existing Common Stock will, immediately following the Amendment and the Dividend, hold one share of Class A Common Stock and one share of Class B Common Stock, the Reclassification will have no immediate effect on the relative voting strength of existing stockholders.

  INCREASED FLEXIBILITY IN RAISING WORKING CAPITAL AND FINANCING
ACQUISITIONS. The Board believes that the Reclassification will provide the Company with increased flexibility to raise equity capital to finance acquisitions, repay debt or increase investment in the Company's growth without significantly diluting the voting strength of current stockholders, including the Gupta Family. Although the Class B Common Stock is likely to trade at a premium with respect to the Class A Common Stock, as discussed below, the Amendment expressly permits the Board to issue and sell shares of Class A Common Stock even if the consideration which could be obtained by issuing or selling Class B Common Stock would be greater. Whether the Company actually undertakes the Public Offering or any other such offerings will depend upon, among other things, approval of the Board of Directors, market conditions, and determination as to the appropriate timing of any such offering, and the Board may decide not to conduct any such offerings. If the Public Offering or any other such public offerings occur, existing stockholders will, in each case, experience some dilution of their percentage interests in the Company. See "Description of the Amendment, the Dividend and the Public Offering."

  INCREASED FLEXIBILITY IN RESPONDING TO FUTURE ACQUISITION OPPORTUNITIES. The Board believes that the business and consumer database industry has undergone, and will continue to undergo, significant and rapid consolidation. The consummation of strategic acquisitions may require the issuance of substantial amounts of capital stock and/or cash payments. The availability of a pool of authorized but unissued Class A Common Stock that can be issued without significant dilution of current stockholders' voting rights, will provide the Company with greater flexibility in responding to rapidly developing acquisition opportunities that the Board of Directors determines are in the Company's long-term best interest. For example, rather than paying for future acquisitions out of existing cash or incurring new long-term debt to finance such acquisitions, shares of Class A Common could be issued to target companies or their shareholders or in financings to generate additional cash to finance acquisitions or to repay debt incurred in connection with prior acquisitions. While the Company has no current commitments to issue Common Stock in an acquisition, management and the Board of Directors regularly evaluate acquisition opportunities.

  ABILITY TO PROVIDE INCENTIVE COMPENSATION WHILE MINIMIZING UNINTENDED DILUTION OF VOTING STRENGTH. The Board is committed to providing the Company's employees with equity-based incentive compensation, which aligns each employee's interest in the success of the Company with the interests of the stockholders. Over the long term, equity-based incentive programs have the unintended side effect of diluting stockholder voting power. For instance, the Company currently has approximately 24,384,000 shares of Common Stock outstanding, and, excluding the shares to be issued under the proposed 1997 Class A Common Stock Option Plan, an additional approximately 4.5 million shares either subject to existing options or available for future option grants, representing over 15% of the Company's stock on a fully diluted basis. Proposal No. 2 for the Company's stockholders at the Special Meeting is to approve the Company's 1997 Class A Common Stock Option Plan. If both the Amendment and Proposal No. 2 are adopted, the Company will be able to continue to provide equity-based incentive compensation while minimizing the unintended dilution of voting strength. See "Proposal No. 2: 1997 Class A Common Stock Plan."

  STOCKHOLDER FLEXIBILITY. To the extent that the Company issues Class A Common Stock in connection with financings, acquisitions, and employee compensation plans, present stockholders, including the Gupta Family, will have relatively small dilution of voting power. In addition, present stockholders will have increased flexibility to dispose of a portion of their equity interest in the Company without substantially diminishing their relative voting power by selling or otherwise disposing of Class A Common Stock while retaining Class B Common Stock. The Company is not aware of any present intention by members of the Gupta Family to dispose of any portion of their interests in the Company. However, if in time some members of the Gupta Family elect to dispose of some of their shares for diversification, liquidity and estate planning reasons, the Company believes that, if the Reclassification is approved, they would be more likely to dispose of shares of Class A Common Stock rather than shares of Class B Common Stock.

  PROMOTING MANAGEMENT CONTINUITY AND EMPLOYEE PRODUCTIVITY. Because implementation of the Reclassification would allow existing stockholders, including the Gupta Family, to largely preserve their voting strength in the Company even after substantial issuances of stock by the Company to meet strategic objectives or a diversification by existing stockholders, including the Gupta Family, for financial planning reasons, the adoption of the Reclassification will reduce the risk of a disruption of the Company's long-term plans and objectives. Implementation of the Reclassification will thus allow management to focus its attention and the Company's resources on maximizing long-term corporate growth and profitability without concern for the possibility of an unexpected change in control of the Company. Similarly, by contributing to stability of management the Reclassification will in turn allow all employees to continue to concentrate on their responsibilities without undue concern over potential loss of or change in employment in the event of a change of control.

  BUSINESS RELATIONSHIPS. Implementation of the Reclassification may enhance the existing and potential business relationships of the Company with suppliers, customers and other parties who may become concerned about changes in control of the Company in the event the Gupta Family holdings are diluted as a result of future issuances by the Company or diversification by the Gupta Family.

CERTAIN POTENTIAL DISADVANTAGES OF THE RECLASSIFICATION

  In addition to the potential benefits of the Reclassification, discussed above, the Board also considered potential disadvantages of the Reclassification, including:

  UNCERTAIN EFFECT ON STOCK PRICE. Because the Company expects to declare a dividend of one share of Class A Common Stock for every share of Class B Common Stock outstanding on the Dividend Record Date, the Company expects that the Dividend will have an effect similar to a 2 for 1 stock split (i.e., both Class A

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

Common Stock and Class B Common Stock will trade at roughly half the price that Class B Common Stock traded at immediately prior to payment of the dividend). However, as before the Dividend, many factors, including general market conditions, future performance of the Company, and the performance of other companies in the business and consumer database industry, could cause fluctuations in the prices for both the Class A and Class B Common Stock, and could cause the Class A Common Stock and Class B Common Stock to trade at different prices. If the Company conducts the Public Offering, the increased number of shares of Class A Common Stock in the market may also affect the price of the Class A Common Stock and/or the Class B Common Stock. After the Dividend, in the event of a tender offer or other unsolicited attempt to acquire the Company, shares of Class B Common Stock would likely trade at a substantial premium to shares of Class A Common Stock as a result of the disparity of voting rights. While the Company presently intends to issue primarily Class A Common Stock in the future if the Reclassification is adopted and implemented, it may from time to time issue Class B Common Stock if necessary to achieve strategic objectives of the Company. Future issuances of both Class A Common Stock and Class B Common Stock could affect the price for either or both classes of Common Stock. For the foregoing reasons, the Company cannot predict the relative or absolute effect of the Reclassification and the Dividend on the market price for the Class A Common Stock and Class B Common Stock. See "--Risk of Discounted Value of Class A Common Stock in Acquisitions or Financings," "Description of the Amendment, the Dividend and the Public Offering," and "Description of Capital Stock--Certain Anti-takeover Effects."

  CHANGE IN CONTROL IMPACT. The Gupta Family currently owns a significant portion of the Existing Common Stock and Company believes that the Gupta Family has effective voting control over the Company. Regardless of whether the Reclassification is implemented, the Gupta Family will maintain the ability to keep or dispose of such voting control. However, implementation of the Proposal will allow members of the Gupta Family to continue to exercise voting control even if some or all of them choose to significantly reduce their total equity position through sales of Class A Common Stock. Implementation of the Reclassification is likely to limit the future circumstances in which a sale or transfer of equity by the Gupta Family could lead to a merger proposal or tender offer that is not acceptable to the Gupta Family or a proxy contest for the removal of incumbent directors. Consequently, the Amendment and the Dividend might reduce the possibility that stockholders of the Company may sell their shares at a premium over prevailing market prices and make it more difficult to replace the current Board of Directors and management of the Company.

  Because the market price of the Class B Common Stock is expected to be approximately one-half of the price of the Existing Common Stock, it will be possible to acquire more voting Common Stock for a given amount of consideration after the Dividend as compared with prior to the Dividend. Therefore, the Reclassification could permit stockholders, including the Gupta Family, to increase their relative voting control at a lower cost. The Gupta Family has advised the Company that it has no present plans to acquire any additional shares of Class B Common Stock after the Dividend.

  The Company is not aware of any current intention of members of the Gupta Family to dispose of any significant amount of Common Stock of the Company or of any existing or planned effort on the part of any party to accumulate material amounts of the Company's Common Stock, or to acquire control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change the Company's management.

  RISK OF DISCOUNTED VALUE OF CLASS A COMMON STOCK IN FUTURE ACQUISITIONS OR FINANCINGS. The Company presently plans to issue primarily Class A Common Stock in future acquisitions or financings, including the presently anticipated Public Offering. If the Class A Common Stock trades at a discount to the Class B Common Stock, then acquisitions or financings involving the issuance of Class A Common Stock will be economically more dilutive to existing stockholders than such transactions would be if the Company issued Class B Common Stock or, if the Reclassification were not approved, Existing Common Stock. This dilution, if it occurs, will result in decreased earnings per share and lower stock prices for both the Class A Common Stock and the Class B Common Stock. See "Description of the Amendment, the Dividend, and the Public Offering."

  POTENTIALLY REDUCED LIQUIDITY OF CLASS B COMMON STOCK. Upon effectiveness of the Amendment and Dividend, there will be equal numbers of shares of Class A Common Stock and Class B Common Stock outstanding. To minimize dilution of voting power to existing stockholders, the Board of Directors presently intends to issue Class A Common Stock, rather than Class B Common Stock, in the future to the extent the Board believes necessary to raise equity, including the presently anticipated Public Offering, finance acquisitions or fund employee benefit plans. Furthermore, members of the Gupta Family and other stockholders who wish to retain voting power within the Company are more likely to dispose of Class A Common Stock over time than Class B Common Stock. Any such issuance of additional Class A Common Stock by the Company or dispositions of Class A Common Stock by members of the Gupta Family or other existing stockholders may serve to further increase market activity in Class A Common Stock while resulting in a relative reduction in liquidity in the market for Class B Common Stock. See "Description of the Amendment, the Dividend and the Public Offering."

  POTENTIAL CONFLICT OF INTEREST. The Gupta Family holds approximately 38.5% of the outstanding voting stock of the Company and options covering an additional approximately 3.6% of the outstanding voting stock of the Company. Approval of the Amendment would allow the Gupta Family to dispose of some or all of the shares of Class A Common Stock received by them in the Dividend without a substantial reduction in voting power, assuming no other events occur that would affect voting power. The Company is not aware of any present intentions of the members of the Gupta Family to dispose of Common Stock. As such, in approving the Reclassification, the Gupta Family is subject to a conflict of interest.

  POTENTIAL NEGATIVE RESPONSE OF INSTITUTIONAL INVESTORS. Implementation of the Amendment may affect the decision of certain institutional investors that would otherwise consider investing in the Existing Common Stock but who object to the Reclassification. To the extent that institutional investors avoid purchasing the Company's stock, the stock price may be negatively affected by the decreased demand.

  COMPLICATIONS FOR FUTURE BUSINESS COMBINATIONS. The Board believes that the creation of Class A Common Stock will allow the Company greater flexibility in carrying out future acquisitions. However, the existence of two classes of Common Stock will cause difficulties in accounting for such acquisitions using the "pooling of interests" method for financial reporting purposes, and may limit the Company's ability to effect certain combinations as tax-free reorganizations. Either or both of these factors could counteract the increase in flexibility in responding to acquisition opportunities that is an anticipated result of the Reclassification.

  POTENTIAL CHANGES IN LAW OR REGULATIONS. In recent years, bills have been introduced in Congress that, if enacted, would have prohibited the registration of common stock on a national securities exchange or the trading of such common stock on Nasdaq if such common stock was part of a class of securities which has no voting rights or carried disproportionate voting rights. While these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a modified version thereof) will not be introduced in Congress in the future. Legislation or other regulatory developments could make the Company's Class A Common Stock and Class B Common Stock ineligible for trading on national securities exchanges and for trading on Nasdaq as a result of the Dividend. Similarly, rule changes adopted by the National Association of Securities Dealers could also make the Company's Class A Common Stock or Class B Common Stock ineligible for trading on Nasdaq. The Company is unable to predict whether any such regulatory proposals or rule changes will be adopted or whether they will have such effect. If such legislation or rule changes are adopted, however, it could include "grandfather" provisions, in which event the Company might not be affected as to any action already taken.

  BROKERAGE COSTS; SECURITY FOR CREDIT. As typical in connection with any stock split, brokerage charges and stock transfer taxes, if any, may be somewhat higher with respect to purchases and sales of Common Stock after the Dividend, assuming transactions of the same dollar amount, because of the increased number of shares involved. The Company does not expect that the adoption of the Reclassification and the Dividend will affect the ability of holders of the common stock to use the Class A Common Stock or Class B Common Stock as security for the extension of credit by financial institutions, securities brokers or dealers, but the Company makes no representation or warranty to such effect.

CERTAIN ACCOUNTING EFFECTS

  EFFECT ON BOOK VALUE, EARNINGS PER SHARE, AND RETAINED EARNINGS AND CAPITAL STOCK ACCOUNTS. Although the interest of each stockholder in the total equity of the Company will remain unchanged as a result of the Dividend, the issuance of the Class A Common Stock pursuant to the Dividend will cause the book value and earnings per share of the Company to be adjusted to reflect the increased number of shares outstanding. In addition, though effected in the form of a dividend, for accounting purposes the Dividend will have the same effect as a two-for-one stock split. Consequently, the Stockholders' Equity Account of the Company will be adjusted to increase the Common Stock account by approximately $61,000, the total par value of the Class A Common Stock to be issued in the Dividend, and to decrease retained earnings by an equal amount. If the Dividend had occurred as at June 30, 1997, the Dividend would have resulted in a total Common Stock account of $122,000 as compared to $61,000 without the Dividend, and the retained earnings of the Company would have been $8,595,000 as compared to $8,656,000 without the Dividend.

CERTAIN FEDERAL INCOME TAX EFFECTS

  The following description of certain federal income tax consequences concerning the Reclassification is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, and judicial and administrative interpretations thereof. This description does not, however, address any aspects of state, local or foreign taxation relating to the Reclassification.

  The Company believes that, in general, for federal income tax purposes (i) neither the Reclassification of Existing Common Stock into Class B Common Stock nor the Dividend of Class A Common Stock will be taxable to a stockholder of the Company, (ii) neither the Class B Common Stock nor the Class A Common Stock will constitute "Section 306 stock" within the meaning of Section 306(c) of the Internal Revenue Code of 1986, as amended, (iii) the cost basis of each share of Existing Common Stock will be apportioned between the share of Class B Common Stock into which it is reclassified and the Class A Common Stock issued with regard to it in proportion to the fair market value of the shares of each class on the date of the Dividend, and (iv) the holding period for each share of Class B Common Stock and Class A Common Stock will include the stockholder's holding period for the Existing Common Stock with respect to which they were distributed. Gain or loss will be recognized, however, on the subsequent sale of a share of Class B Common Stock or a share of Class A Common Stock. Stockholders are urged to seek the advice of their own tax counsel on this matter and on state or foreign income tax matters.

EFFECTS ON RELATIVE OWNERSHIP INTEREST AND VOTING POWER

  Because the Amendment provides that each whole share of Existing Common Stock will be reclassified and changed into one share of Class B Common Stock, and because the Dividend is to be made to all stockholders in proportion to the number of shares of Class B Common Stock owned on the Dividend Record Date by each stockholder, the relative ownership interest and voting power of each holder of a whole share of Existing Common Stock will be the same immediately after effectiveness of the Amendment and Dividend as it was immediately prior thereto.

  Stockholders who sell their shares of Class B Common Stock after the Dividend will lose a greater amount of voting control in proportion to equity than they would have prior to the Dividend. At the same time, stockholders desiring to maintain a long-term investment in the Company will be free to continue to hold the Class B Common Stock and retain the benefits of the voting power attached to such Common Stock.

  As of the Record Date, members of the Gupta Family had sole or shared voting or dispositive power over an aggregate of 9,155,654 shares or approximately 37.5% of the outstanding Existing Common stock of the Company. If the Gupta Family, following the Dividend, were to sell all of the shares of Class A Common Stock received in the Dividend, the Gupta Family would still have approximately 34.1% of the voting power assuming no other change. The foregoing is for illustrative purposes only and is in no way intended to suggest that the

Gupta Family has any intention of selling any or all of its shares of Class A Common Stock or Class B Common Stock following the Dividend. The Company has been advised that it is the present intention of members of the Gupta Family to hold the shares of Class B Common Stock and that if, they did determine to dispose of any shares, they would intend to dispose of shares of Class A Common Stock.

SECURITIES LAWS & REGULATIONS

  FEDERAL SECURITIES LAWS. Because the Existing Common Stock will be reclassified as Class B Common Stock with essentially the same rights, powers and limitations, the Reclassification is not an "offer," "offer to sell," "offer for sale" or "sale" of a security within the meaning of Section 2(3) of the Securities Act of 1933, as amended (the "Securities Act"), and will not involve the substitution of one security for another under Rule 145 thereunder. In addition, the Dividend of the Class A Common Stock as a stock dividend will not involve a "sale" of a security under the Securities Act or Rule 145. Consequently, the Company is not required to register and has not registered the Class A Common Stock or the Class B Common Stock under the Securities Act.

  Because the Amendment and Dividend do not constitute a "sale" of either Class A Common Stock or Class B Common Stock under the Securities Act, stockholders will not be deemed to have purchased such shares separately from the Existing Common Stock under the Securities Act and Rule 144 thereunder. Shares of Class B Common Stock held immediately upon effectiveness of the Amendment and shares of Class A Common Stock received in the Dividend may be offered for sale and sold in the same manner as the Existing Common Stock. Any affiliate of the Company under Rule 144 will be subject to the same restrictions in disposing of Class A Common Stock and Class B Common Stock as the affiliate presently is with respect to the Existing Common Stock. The Class A Common Stock and Class B Common Stock will be registered under Section 12(g) of the Securities Exchange Act. Reports on acquisitions of the Company's Common Stock pursuant to Section 13 of the Securities Exchange, and reports of acquisitions and dispositions of Common Stock under Section 16(a) of the Securities Exchange Act will be required separately for Class A Common Stock and Class B Common Stock. The Company will not receive any cash or other consideration from the holders of Existing Common Stock in connection with the Reclassification or the Dividend.


  NASDAQ NATIONAL MARKET REQUIREMENTS. The Existing Common Stock currently is traded on the Nasdaq National Market ("Nasdaq"), and application is being made to trade the Class A Common Stock and the Class B Common Stock on Nasdaq as well. The Reclassification is intended to comply with the requirements of Rule 4460(j) of the Nasdaq Marketplace Rules, which prohibits the listing on Nasdaq of equity securities of an issuer which issues a class of security or takes other corporate action with the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of an outstanding class of common stock. The Company has reviewed the terms of the Amendment and Dividend with Nasdaq and has been advised by Nasdaq that (1) the issuance of the Class A Common Stock would not violate Nasdaq's voting rights policy and
(2) on issuance, the Class A Common Stock as well as the Class B Common Stock, will be eligible for listing on Nasdaq. Future issuances of Common Stock may require Nasdaq approval. Any future creation and issuance of a new class of common stock having proportionately greater voting power than Class A Common Stock or Class B Common Stock may be subject to the limitations of Rule 4460(j), and Nasdaq approval may be required in connection with any such future issuance. The Company has no plans to issue any such new class of common stock.

GENERAL EXPENSES

  The costs of proceeding with the Reclassification and Dividend (such as transfer agent's fees, printing, engraving and mailing costs, legal fees, investment banking fees, solicitation fees, and NASD fees) will be charged against the Company's pre-tax earnings. The approximate cost of proceeding with the Reclassification and Dividend is estimated to not exceed $300,000, inclusive of fees of financial and legal advisors.

DESCRIPTION OF CAPITAL STOCK

  As indicated above, the Amendment will reclassify the Existing Common Stock into Class B Common Stock and create a new Class A Common Stock. The rights, powers and limitations of the Class A Common Stock and the Class B Common Stock are set forth in full in the proposed Article IV of the Company's Certificate of Incorporation. The full text of Article IV as proposed to be amended is set forth as Annex A to this Proxy Statement and incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, such Annex A.

  Except as set forth below, the Class A Common Stock and Class B Common Stock will be substantially identical. The holders of Class A Common Stock and Class B Common Stock may take action by written consent in accordance with Delaware law, but do not have the right to cumulate votes in connection with the election of Directors. The Board is divided into three classes, each of which is elected for a three year term. The term of one class of Directors terminates at each annual meeting of stockholders. In the event of a liquidation, dissolution or winding up of the Company, the holders of Class A Common Stock and Class B Common Stock shall first receive any declared but unpaid dividends with respect to the respective class, and then shall be entitled to share ratably in all assets remaining after payment of the Company's liabilities. For purposes of the Certificate of Incorporation, a sale of all or substantially all of the Company's assets or a merger in which the stockholders of the Company, immediately prior to the merger own less than a majority of the voting power of the surviving entity following the entity, will be treated as a liquidation, dissolution or winding up of the Company. The Class A Common Stock and Class B Common Stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the Class A Common Stock or Class B Common Stock. All outstanding shares of Existing Common Stock are fully paid and non-assessable, and the shares of Class A Common Stock and Class B Common Stock to be outstanding upon completion of the Reclassification and the Dividend will be fully paid and non-assessable. There will be no restrictions on the transferability of the Class A Common Stock or the Class B Common Stock, except for such restrictions as may be entered into by the holders thereof contractually, or may be imposed on the holders thereof by applicable laws. See "Securities Laws and Regulations."

  VOTING RIGHTS. Holders of the Class A Common Stock will be entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of the Class B Common Stock will be entitled to ten votes per share on all matters submitted to a vote of the stockholders. The votes of holders of Class A Common Stock and Class B Common Stock will be counted together for all purposes, including any increase or decrease in the number of authorized shares of Class A Common Stock or Class B Common Stock, unless the matter to be voted on would increase or decrease the par value of such Class or alter or change the powers, preferences or special rights of the shares of such Class so as to affect it adversely. As a result of this difference in voting rights, the Class B Common Stock will effectively maintain voting control of the Company, except in limited circumstances.

  DIVIDEND RIGHTS. Neither the Class A Common Stock nor the Class B Common Stock shall have any right to receive dividends unless and until such dividends are declared by the Board of Directors out of funds legally available therefor. Subject to any dividend rights of the Preferred Stock, when and if the Board of Directors declares a dividend on Common Stock payable other than in shares of capital stock of the Company or in rights to acquire such capital stock, holders of Class B Common Stock will not be entitled to any such dividend until the holders of the Class A Common Stock have received a dividend in such year equal to $.02 per share. Thereafter, all such dividends declared on Common Stock shall be paid at an equal per-share rate. The Company has not paid any cash dividends since its inception, and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain available future earnings to finance the operations of the business. Dividends or other distributions payable on the Common Stock in shares of capital stock shall be made to all holders of Common Stock and may be made (a) in shares of Class A Common Stock to the holders of Class B Common Stock and to the holders of Class A Common Stock, (b) in shares of Class B Common Stock to the holders of Class B Common Stock and in shares of Class A Common Stock to the holders of Class A Common Stock, or (c) in any other authorized class or series of capital stock to the holders of both classes of Common Stock. In no event will either Class A Common Stock or Class B Common Stock be split, subdivided or combined unless the other is proportionately split, subdivided or combined.

CERTAIN ANTI-TAKEOVER EFFECTS

  THE RECLASSIFICATION. The Reclassification is not being proposed as a response to any currently known or anticipated efforts to take control of the Company. Nonetheless, the Reclassification could result in certain anti-takeover effects. In the view of the Board of Directors, it is unlikely that a person could succeed in a takeover of the Company without making an offer acceptable to the Gupta Family, because of its substantial ownership of voting stock. Implementation of the Reclassification will not change the voting power of the Gupta Family, but it will give the Company more flexibility to issue Common Stock without substantial diminution of the voting power of the existing shareholders, including the Gupta Family, and it will give the Gupta Family the ability to reduce its equity holdings in the Company (by sale of Class A Common Stock) without materially reducing its voting power. If shareholders were to reject the Reclassification and if the Company were to sell a substantial amount of Existing Common Stock or the Gupta Family were to sell a substantial amount of Existing Common Stock, the chances of success might improve for a tender offer or other takeover proposal or a proxy contest which would remove incumbent directors notwithstanding the opposition of the Gupta Family.

  On the foregoing assumptions, the Reclassification might be said to reduce the possibility of the stockholders receiving and accepting hostile takeover bids, which are often made at premiums over then-current market prices of the target company's stock. The Reclassification may also render more difficult or discourage mergers, proxy contests, removal of current management or other changes in control of the Company which may be desired by substantial holders of the Company's equity securities, particularly if their holdings are primarily Class A Common Stock.

  STOCKHOLDER RIGHTS PLAN. The Board recently adopted a stockholder rights plan (the "Rights Plan") with respect to its Existing Common Stock, pursuant to which it declared a dividend distribution of preferred shares purchase rights (the "Rights"). The Rights currently trade with shares of the Company's Existing Common Stock and have no impact on the way the Company's shares are traded. The Rights are not exercisable until ten days after a person or group (other than present holders of more than 15% of the Company's Existing Common Stock, including any or all members of the Gupta Family) announces acquisition of 15% or more of the Company's outstanding Existing Common Stock or the commencement of a tender offer which would result in ownership of the person or group of 15% or more of the outstanding Existing Common Stock. Once a person or group (the "Acquiring Person") acquires 15% or more of the Company's Existing Common Stock (a "Trigger Event"), each Right not owned by the Acquiring Person will entitle its holder to purchase, at the Right's then current exercise price, that number of shares of Existing Common Stock of the Company (or, in certain circumstances as determined by the Board, cash, other property or other securities) having a market value at that time of twice the Right's exercise price. If, after the tenth day following acquisition by such Acquiring Person of 15% or more of the Company's Existing Common Stock, ABI sells more than 50% of its assets or earning power or is acquired in a merger or other business combination transaction, the Acquiring Person must assume the obligations under the Rights and the Rights will become exercisable to acquire common stock of the Acquiring Person at the discounted price.

  The Rights are designed to protect and maximize the value of stockholders' interests in the Company in the event of an unsolicited takeover attempt through such methods as a gradual accumulation of shares in excess of 15% of the outstanding stock followed by a two-tier tender offer or other tactics that do not treat all shareholders equally. The Rights Plan is not intended to prevent a takeover, but instead to protect stockholders from the abusive and coercive tactics that often occur in takeover attempts. These tactics may unfairly pressure stockholders, deprive them of the full value of their shares, or squeeze them out of their investment without giving them any real choice.

  Pursuant to the Rights Plan, the Rights currently attached to the Existing Common Stock will continue to be attached to the Class B Common Stock after the Reclassification has been adopted and implemented and, in the event of a Trigger Event, the holders of such rights not owned by the Acquiring Person would be entitled to purchase Class B Common Stock worth twice the exercise price. The Rights will not, however, attach to the shares of Class A Common Stock issued in the Dividend or thereafter. If the Reclassification is adopted and implemented, the Board presently intends to adopt a second stockholder rights plan for the Class A Common Stock, which would operate in substantially the same manner as the Rights Plan, but would, in the case of a Trigger Event, provide rights to acquire shares of Class A Common Stock worth twice the exercise price.

  CERTAIN OTHER EFFECTS. The Company's Certificate of Incorporation currently provides for three classes of directors, each with three-year terms, so that shareholders desiring to replace the incumbent directors and gain control of the Board would be required to win at least two successive annual contests before their nominees constituted a majority of directors. The Certificate of Incorporation also contains a requirement that charter amendments be approved by holders of 60% of the Company's voting stock.

  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW. Finally, because the Company has not by a provision in its Certificate of Incorporation elected otherwise, it is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which imposes certain restrictions, described below, on "business combinations" with an "interested stockholder" that could produce anti-takeover effects in certain circumstances. Section 203 defines a business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

  Subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (not counting those shares owned by directors who are also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

REQUIRED VOTE

  Approval of the Reclassification requires the affirmative vote of holders of at least sixty percent (60%) of the outstanding Common Stock of the Company as of the Record Date. Abstentions and broker non-votes will be counted for the purpose of establishing a quorum, and will have the same effect as a vote against the Reclassification. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE RECLASSIFICATION.

                                PROPOSAL NO. 2:

             APPROVAL OF THE 1997 CLASS A COMMON STOCK OPTION PLAN

  In July 1997, the Board of Directors adopted the 1997 Class A Common Stock Option Plan (the "Plan") and reserved two million (2,000,000) shares of the Company's Class A Common Stock for issuance thereunder, subject to stockholder approval of this Proposal and Proposal No. 1. As of the mailing hereof no options to purchase stock had been granted pursuant to the Plan by the Board or its committees, and actual or prospective recipients of benefits under the Plan have yet to be determined. At the Special Meeting, the stockholders are being asked to approve the Plan and the reservation of shares thereunder.

  The Company's 1992 Stock Option Plan (the "1992 Plan") will continue in effect. If the Reclassification and Dividend, as discussed in Proposal No. 1 are adopted and implemented, then currently outstanding options under the 1992 Plan will become options to purchase both, but not either, one share of Class A Common Stock and one Class B Common Stock for each share of Existing Common Stock subject to such option before the Reclassification and the Dividend, without adjustment to the exercise price therefor. The pool of shares of Common Stock available for future grants will become one share of Class A Common Stock and one share of Class B Common Stock for every share of Existing Common Stock available prior to the Reclassification and the Dividend. As of the Record Date, the Company has reserved under the 1992 Plan 5,000,000 shares of Existing Common Stock, of which 556,850 have been issued pursuant to option exercises, 3,211,150 underlie outstanding options, and 1,232,000 remain available for future grants.

SUMMARY OF THE 1997 CLASS A COMMON STOCK OPTION PLAN

  GENERAL. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

  ADMINISTRATION. The Plan may be administered by the Board of Directors or a committee of the Board (the "Administrator"), which Administrator shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Administrator has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Administrator has the authority to amend, suspend or terminate the Plan, provided that no such action may affect any share of the Company's Class A Common Stock previously issued and sold or any option previously granted under the Plan.

  ELIGIBILITY; LIMITATIONS. Nonstatutory stock options may be granted under the Plan to directors, employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the directors, employees and consultants to whom options may be granted, the time or times at which such options shall be granted, and the number of shares subject to each such grant.

  Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 900,000 shares of Class A Common Stock (as appropriately adjusted for changes in the capitalization of the Company).

  TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Class A Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Class A Common Stock on the date such option is granted. The fair market value of the Class A Common Stock is generally determined with reference to the closing sale price for the Class A Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

    (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest over four (4) years and become exercisable over five (5) years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Class A Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

    (c) TERM OF OPTION. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    (d) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or, in the absence thereof, three (3) months after the date of termination or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

    (e) DEATH OR DISABILITY. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or, in the absence thereof, 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

    (f) NONTRANSFERABILITY OF OPTIONS. Unless determined by the
  Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (g) OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the Class A Common Stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price of any such outstanding option.

  In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution, or that any rights of repurchase in the Company with respect to shares purchased upon exercise of an option shall lapse provided the proposed dissolution or liquidation takes place at the time and in the manner anticipated.

  In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the vested right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

  AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Rule 16b-3, Section 162(m) and
Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

  INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

REQUIRED VOTE

  At the Special Meeting, the stockholders are being asked to approve the adoption of the Plan. The affirmative vote of the holders of a majority of the votes cast at the Special Meeting will be required to approve the adoption of the Plan. Abstentions and broker non-votes will be counted for the purpose of establishing a quorum. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PLAN. In considering the recommendation of the Board of Directors, it should be noted that directors are eligible for stock option grants under the Plan, and therefor have a potential conflict of interest in their recommendation because they could benefit personally from its adoption.

                    OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP

  The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date (i) by each of the Company's Named Executive Officers (as that term is defined below), (ii) by each director,
(iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                NUMBER   APPROXIMATE PERCENTAGE
          NAME OF PERSON OR ENTITY            OF SHARES  OF TOTAL VOTING POWER
          ------------------------            ---------- ----------------------
Vinod Gupta(1)...............................  9,155,654         37.3%
 5711 South 86th Circle
 Omaha, Nebraska 68127
FRM Corp.....................................  2,448,050           10%
 82 Devonshire Street
 Boston, MA 02109-3614
Paul A. Goldner(2)...........................  1,426,316          5.8%
Jon D. Hoffmaster(3).........................    471,000          1.9%
Jon H. Wellman(4)............................     57,500             *
Gautam Gupta(5)..............................     63,535             *
Elliot S. Kaplan(6)..........................     91,840             *
Harold W. Andersen...........................     17,300             *
George Kubat(7)..............................     28,300             *
George Haddix(8).............................     22,500             *
Ed Mallin(9).................................     28,750             *
Bill Kerry(10)...............................     19,759             *
Monica Messer(11)............................    160,934             *
All directors and executive officers as a
 group (20 persons) (12) .................... 11,783,013           47%

--------
  * Represents less than 1% of the outstanding shares of Common Stock

 (1) Excludes 360,430 shares held in irrevocable trusts for the benefit of Mr. Gupta's children for which Mr. Gupta is not trustee and in which he has no beneficial interest. Includes 120,000 shares subject to options exercisable on or before October 3, 1997.

 (2) Excludes 545,717 shares held in irrevocable trusts for the benefit of Mr. Goldner's children for which Mr. Goldner is not a trustee and in which he has no beneficial interest.

 (3) Includes 81,000 shares subject to options exercisable on or before October 3, 1997.

 (4) Includes 57,500 shares subject to options exercisable on or before October 3, 1997.

 (5) Includes 6,000 shares subject to options exercisable on or before October 3, 1997.

 (6) Includes 6,000 shares subject to options exercisable on or before October 3, 1997.

 (7) Includes 21,000 shares subject to options exercisable on or before October 3, 1997.

 (8) Includes 21,000 shares subject to options exercisable on or before October 3, 1997.

 (9) Includes 25,750 shares subject to options exercisable on or before October 3, 1997.

(10) Includes 9,000 shares subject to options exercisable on or before October 3, 1997.

(11) Includes 11,250 shares subject to options exercisable on or before October 3, 1997.

(12) Includes 487,400 shares subject to options exercisable on or before October 3, 1997.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid by the Company for each of the three previous years for the period ending December 31 to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers"):

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                     ------------
                                                                      SECURITIES
                                                                      UNDERLYING
       NAME AND PRINCIPAL POSITION        YEAR SALARY($)     BONUS    OPTIONS(#)
       ---------------------------        ---- ---------    -------- ------------
Vinod Gupta.............................. 1996 $ 48,000(1)  $     --   900,000
 Chairman and Chief Executive Officer     1995 $100,000(1)  $     --        --
                                          1994 $120,000(1)  $     --        --
Jack Betts............................... 1996 $200,000     $     --        --
 Senior Vice President                    1995 $174,915     $     --        --
                                          1994 $118,972     $     --        --
Bill Kerrey.............................. 1996 $157,500     $ 79,048        --
 Senior Vice President                    1995 $118,500     $172,888    18,000
                                          1994 $107,000     $ 20,000     7,500
Edward Mallin............................ 1996 $208,000     $ 11,325        --
 Senior Vice President                    1995 $194,625     $ 31,270     9,000
                                          1994 $185,000     $ 37,600    15,000
Monica Messer............................ 1996 $208,000     $     --        --
 Senor Vice President                     1995 $182,875     $     --        --
                                          1994 $173,221     $ 25,000    15,000

--------
(1) Excludes $280,000, $ 148,000 and $48,000 paid by the Company in 1994, 1995 and 1996, respectively, to Annapurna Corporation for consulting services and related expenses reimbursed in connection with the Company's acquisition related activities. Annapurna Corporation is 100% owned by Vinod Gupta. Vinod Gupta has agreed not to be eligible for cash bonuses.

  OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth each grant of stock options made during the year ended December 31, 1996 to each of the Named Executive Officers.

                                                                     POTENTIAL REALIZABLE
                                                                       VALUE AT ASSUMED
                                                                     ANNUAL RATES OF STOCK
                                                                      PRICE APPRECIATION
                                      INDIVIDUAL GRANTS               FOR OPTION TERM(1)
                         ------------------------------------------- ---------------------
                         NUMBER OF   % OF TOTAL
                         SECURITIES   OPTIONS
                         UNDERLYING  GRANTED TO  EXERCISE
                          OPTIONS   EMPLOYEES IN  PRICE   EXPIRATION
                          GRANTED   FISCAL YEAR   ($/SH)     DATE        5%        10%
                         ---------- ------------ -------- ---------- ---------- ----------
Vinod Gupta(2)..........  600,000       31.0%     $17.05   3/15/01   $1,639,419 $4,747,743
Vinod Gupta(3)..........  300,000       15.5%     $17.05   3/15/02   $1,116,445 $3,122,759
Jack Betts..............       --         --          --        --           --         --
Bill Kerry..............       --         --          --        --           --         --
Edward Mallin...........       --         --          --        --           --         --
Monica Messer...........       --         --          --        --           --         --

--------
(1) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Option indicated vests and becomes exercisable in five equal annual installments on the first five anniversaries of the date of grant subject to the optionee continuing to be employed by the Company. The per-share exercise price of this option is equal to 110% of the closing price of the Company's Common Stock on the March 8, 1996 date of grant.

(3) Subject to the optionee continuing to be employed by the Company, the option indicated becomes fully vested and exercisable on the date six years after the date of grant, provided that such option shall become earlier vested and exercisable as to 20% of the underlying Common Stock on each of the first five anniversaries of the date of grant if the Company meets certain performance objectives. The per-share exercise price of this option is equal to 110% of the closing price of the Company's Common Stock on the March 8, 1996 date of grant.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES.

                                                NUMBER OF SECURITIES     VALUE(1) OF UNEXERCISED
                                               UNDERLYING UNEXERCISED         IN-THE-MONEY
                           SHARES                    OPTIONS AT                OPTIONS AT
                          ACQUIRED    VALUE         YEAR-END(#):              YEAR-END($):
          NAME           ON EXERCISE REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- -------- ------------------------- -------------------------
Vinod Gupta.............       --         --            0/900,000                $0/$4,680,000
Jack Betts..............       --         --            0/0                      $0/$0
Bill Kerry..............       --         --       18,750/18,750           $222,690/$136,680
Edward Mallin...........    4,800    $51,600       22,200/18,000           $291,863/$187,988
Monica Messer...........       --         --        7,500/7,500            $101,850/$101,850

--------
(1) Market value of underlying securities at year-end minus the exercise

                         INTERESTS OF CERTAIN PERSONS

  Vinod Gupta, Chairman of the Board and Chief Executive Officer of the Company, and members of his family held approximately 38.5% of the outstanding Common Stock of the Company, and options to purchase an additional 3.6% of the Company's Common Stock as of the Record Date. Approval and implementation of the proposals presented at the Special Meeting will allow Mr. Gupta to dispose of significant amounts of the Company's capital stock while maintaining essentially the same voting strength as prior to the adoption and implementation of these proposals.

                          ACCOUNTANTS REPRESENTATIVE

  A representative of Coopers & Lybrand is expected to be available at the Special Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

Omaha, Nebraska
September 5, 1997

                                                                        ANNEX A

           CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                    OF AMERICAN BUSINESS INFORMATION, INC.

  American Business Information, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

  FIRST: The Board of Directors of the Company, at a meeting duly called and held in accordance with the Bylaws of the Company and Section 141 of the Delaware General Corporation Law, as amended, duly adopted resolutions proposing and declaring advisable the amendment to the Certificate of Incorporation of the Company as set forth below.

  SECOND: That Article IV of the Company's Certificate of Incorporation, as amended to date, is hereby amended in its entirety to read as follows:

"Article IV. AUTHORIZED STOCK.

  A. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is three hundred million (300,000,000) shares which shall be divided into three classes as follows:

    (i) Two Hundred Twenty Million (220,000,000) shares of Class A Common Stock of the par value of one fourth of one cent ($0.0025) per share;

    (ii) Seventy-Five million (75,000,000) shares of Class B Common Stock of the par value of one fourth of one cent ($0.0025) per share; and

    (iii) Five Million (5,000,000) shares of Preferred Stock with a par value of one fourth of one cent ($0.0025) per share.

  Upon this Certificate of Amendment of Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's Common Stock, one fourth of one cent ($0.0025) par value, then issued (including shares held in the treasury of the Corporation), shall be automatically reclassified, changed and converted into one (1) fully paid and non-assessable share of Class B Common Stock, one fourth of one cent ($0.0025) par value. Any stock certificate which, immediately prior to the Effective Time, represents shares of Common Stock, one fourth of one cent ($0.0025) par value, will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class B Common Stock equal to the number of shares of Common Stock represented by such certificate prior to the Effective Time. As soon as practicable after the Effective Time, the corporation's transfer agent shall mail a transmittal letter to each record holder who then holds shares of Class B Common Stock, informing such persons of this reclassification with appropriate instructions on exchanging certificates representing such shares and other relevant matters. The Class A Common Stock and Class B Common Stock are hereinafter collectively referred to as the "Common Stock."

  The rights, preferences, privileges, restrictions and limitations pertaining to the Common Stock, subject to applicable law, are set forth in Section B of this Article IV. The rights, preferences, privileges, restrictions and limitations pertaining to the Preferred Stock, subject to applicable law, are set forth in Article V.

  B. COMMON STOCK: Except as set forth expressly in this Section B and to the fullest extent not otherwise required by applicable law, the Class A Common Stock and Class B Common Stock shall be identical in every respect.

    (i) DIVIDENDS: Subject to all of the rights of any Preferred Stock as to dividends, holders of shares of Class A Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at the rate per share of $0.02, per annum, as adjusted for stock splits, stock dividends, recapitalizations, and similar events, payable in preference and priority to any payment of any dividend on the Class B Common Stock of the Corporation (such preferential dividends, the "Class A Preferential Dividends"). The Class A Preferential Dividends shall not be cumulative, and no right to such dividends shall accrue to holders of Class A Common Stock unless declared by the Board of Directors. No dividends or other distributions shall be made with respect to the Class B Common Stock in any fiscal year, other than dividends payable solely in capital stock, until (a) the Class A Preferential Dividends have been paid to or declared and set apart upon all shares of Class A Common Stock during that fiscal year, and (b) such dividend is declared by the Board of Directors. All dividends other than the Class A Preferential Dividends shall be paid, when, as and if declared by the Board of Directors, at an equal per-share rate on all then-outstanding shares of Class A Common Stock and Class B Common Stock.

    (ii) VOTING: To the fullest extent not otherwise required by law, the holder of each share of Class A Common Stock issued and outstanding shall have one vote with respect to such share and the holder of each share of Class B Common Stock shall have ten (10) votes with respect to such share, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Holders of Common Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Pursuant to
  Section 242(c) of the General Corporation Law of Delaware, the number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, voting together as a single class.

    (iii) ALLOCATIONS OF PROCEEDS UPON LIQUIDATION: In the event of any liquidation, dissolution or winding up of the Corporation (a "Liquidation Event") the assets or funds of the Corporation legally available for distribution to its stockholders by reason of their ownership of the stock of the Corporation shall, subject to all of the rights of any Preferred Stock to receive assets of the Corporation upon a Liquidation Event, be distributed as follows: first, the holders of Common Stock shall be entitled to receive for each outstanding share of Common Stock then held by them an amount equal to all declared but unpaid dividends on such share; second, all remaining assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be distributed ratably among the holders of Common Stock in proportion to the number of shares of Common Stock held by them. For purposes of this paragraph, a merger or consolidation of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up, unless the stockholders of the Corporation immediately prior to such transaction hold at least 50% of the outstanding voting equity securities of the surviving corporation in such merger, consolidation or sale of assets reorganization.

  C. ISSUANCES AND REPURCHASES OF COMMON STOCK: The Board of Directors shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. In addition, the Board of Directors shall have the power to purchase any class of stock herein or hereafter authorized from such persons, firms, associations or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law."

  THIRD: The undersigned, Vinod Gupta and Steven Purcell further verify that:

    A. This Amendment to Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law, as amended.

    B. Pursuant to a duly adopted resolution of the Board of Directors of the Company, a special meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, as amended, at which meeting holders of at least sixty percent of the outstanding shares of Common Stock of the Company, constituting the only outstanding securities of the Company entitled to vote in respect of the amendment to the Certificate of Incorporation of the Company as set forth above, duly approved said amendment.

  THE UNDERSIGNED, being the Chief Executive Officer and Secretary, respectively, of American Business Information, Inc., do make this Amendment to Certificate of Incorporation, hereby declaring and certifying that this is an act and deed of the Company and that the facts herein stated are true, and
accordingly have hereunto set their hands this        day of           , 1997.

                                          -------------------------------------
                                          Vinod Gupta,
                                          Chief Executive Officer

                                          -------------------------------------
                                          Steven Purcell,
                                          Secretary

                                                                        ANNEX B

                      AMERICAN BUSINESS INFORMATION, INC.
                     1997 CLASS A COMMON STOCK OPTION PLAN

  1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are:

  . to attract and retain the best available personnel for positions of substantial responsibility,

  . to provide additional incentive to Employees, Directors and Consultants, and

  . to promote the success of the Company's business.

  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

  2.  DEFINITIONS. As used herein, the following definitions shall apply:

    (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

    (c) "BOARD" means the Board of Directors of the Company.

    (d) "CODE" means the Internal Revenue Code of 1986, as amended.

    (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

    (f) "COMMON STOCK" means the Class A common stock of the Company.

    (g) "COMPANY" means American Business Information, Inc., a Delaware corporation.

    (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

    (i) "DIRECTOR" means a member of the Board.

    (j) "DISABILITY" means total and permanent disability as defined in
  Section 22(e)(3) of the Code.

    (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

      (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

      (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

    (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

    (p) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

    (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (r) "OPTION" means a stock option granted pursuant to the Plan.

    (s) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (t) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

    (u) "OPTIONED STOCK" means the Common Stock subject to an Option.

    (v) "OPTIONEE" means the holder of an outstanding Option granted under the Plan.

    (w) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (x) "PLAN" means this 1997 Class A Common Stock Option Plan.

    (y) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (z) "SECTION 16(b)" means Section 16(b) of the Exchange Act.

    (aa) "SERVICE PROVIDER" means an Employee, Director or Consultant.

    (bb) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

    (cc) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

  3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is two million (2,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

  If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

  4. ADMINISTRATION OF THE PLAN.

    (a) PROCEDURE.

      (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

      (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

      (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

      (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

    (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

      (i) to determine the Fair Market Value;

      (ii) to select the Service Providers to whom Options may be granted hereunder;

      (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

      (iv) to approve forms of agreement for use under the Plan;

      (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

      (vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

      (vii) to institute an Option Exchange Program;

      (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

      (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

      (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

      (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

      (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

      (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

  5. ELIGIBILITY. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

  6. LIMITATIONS.

    (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

    (c) The following limitations shall apply to grants of Options:

      (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than nine hundred thousand (900,000) Shares.

      (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

      (iii) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

  7. TERM OF PLAN. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

  8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

  9. OPTION EXERCISE PRICE AND CONSIDERATION.

    (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

      (i) In the case of an Incentive Stock Option

        (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

        (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

      (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

      (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

    (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

    (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

      (i) cash;

      (ii) check;

      (iii) promissory note;

      (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

      (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

      (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

      (vii) any combination of the foregoing methods of payment; or

      (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

  10. EXERCISE OF OPTION.

    (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

  An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the

  Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

  11. NON-TRANSFERABILITY OF OPTIONS. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

  12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

    (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

    (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen
  (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

  13. DATE OF GRANT. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or, on such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

  14. AMENDMENT AND TERMINATION OF THE PLAN.

    (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

    (b) STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

    (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

  15. CONDITIONS UPON ISSUANCE OF SHARES.

    (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

  16. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  18. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                      THIS PROXY IS SOLICITED ON BEHALF OF

                           THE BOARD OF DIRECTORS OF

                      AMERICAN BUSINESS INFORMATION, INC.

             SPECIAL MEETING OF STOCKHOLDERS -- SEPTEMBER ___, 1997

   The undersigned stockholder of American Business Information, Inc., a Delaware corporation (the "Company"), hereby appoints JON WELLMAN with full power of substitution, as the proxy of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held on September __, 1997 at 10:00 a.m. local time at the Company's principal executive offices located at 5711 South 86th Circle, Omaha, Nebraska 98127 and at any adjournments thereof, on the following matters and in the following manner:

   1. PROPOSAL TO AMEND ARTICLE IV OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO (I) RECLASSIFY THE EXISTING COMMON STOCK OF THE COMPANY AS CLASS B COMMON STOCK, WHICH IS IDENTICAL TO THE EXISTING COMMON STOCK EXCEPT THAT EACH SHARE WILL ENTITLE ITS HOLDER TO TEN VOTES,
       (II) AUTHORIZE A NEW CLASS OF COMMON STOCK, DESIGNATED AS CLASS A COMMON STOCK, WITH A PREFERENTIAL DIVIDEND RIGHT OVER THE CLASS B COMMON STOCK AND ONE VOTE PER SHARE, (III) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 TO 295,000,000, CONSISTING OF 220,000,000
       SHARES OF CLASS A COMMON STOCK AND 75,000,000 SHARES OF CLASS B COMMON STOCK, AND (IV) ESTABLISH THE RIGHTS, POWERS AND LIMITATIONS OF THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK.

                  [_] FOR      [_] AGAINST     [_] ABSTAIN


   2. PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY'S 1997 CLASS A COMMON STOCK PLAN, INCLUDING THE RESERVATION THEREUNDER OF 2,000,000 SHARES OF THE COMPANY'S CLASS A COMMON STOCK, CONTINGENT UPON STOCKHOLDER APPROVAL OF PROPOSAL NO. 1.

                  [_] FOR      [_] AGAINST     [_] ABSTAIN


and, in the discretion of the proxy holder, to vote or otherwise represent the shares on any other business which may properly come before the meeting or any adjournments thereof.

                 (Continued, and to be signed on reverse side)

(Continued from other side)

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDER DEEMS ADVISABLE.

                                       _________________________________________
                                       Signature                           Date

                                       _________________________________________
                                       Signature                            Date

                                       Sign exactly as your name(s) appears on
                                       your stock certificate. A corporation is
                                       requested to sign its name by its
                                       President or other authorized officer,
                                       with the office held designated.
                                       Executors, administrators, trustees,
                                       etc., are requested to so indicate when
                                       signing. If stock is registered in two
                                       names, both should sign.
                                              ----

TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.